Exhibit 5.7

CONSENT OF PAUL NEWLING

I, Paul Newling, FAusIMM CP(Metallurgy), Managing Director for NewPro Consulting & Engineering Services Pty Ltd, consent to the use of and reference to my name, and the inclusion and incorporation by reference in the registration statement on Form F-10 of Sandstorm Gold Ltd. and any amendments or supplements thereto (the “Registration Statement”), of the information prepared by me, that I supervised the preparation of or reviewed or approved by me that is of a scientific or technical nature and all other references to such information included or incorporated by reference in the Registration Statement, including all information of a scientific or technical nature in the Registration Statement not otherwise covered by any other named expert in the Interest of Experts section therein.

I also consent to the use of my name, including as an expert or “qualified person,” in connection with the Registration Statement.

Date: April 9, 2020

/s/ Paul Newling
Name: Paul Newling, FAusIMM CP(Metallurgy)
Title: Managing Director for NewPro Consulting & Engineering Services Pty Ltd